Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Donald W. Reilly 401-608-8977 dreilly@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports First Quarter 2017 Results

MIDDLETOWN, RI, May 9, 2017 — KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the quarter ended March 31, 2017 today. The company will hold a conference call to discuss these results at 10:30 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
First Quarter 2017 Highlights

•	Revenue was $40.2 million, a decrease of less than 1%, from $40.4 million in the first quarter of 2016. Excluding foreign exchange translation, revenue increased 2%.

•
mini-VSAT Broadband Airtime revenue grew $1.0 million or 7%, compared to the first quarter of 2016. Usage based airtime plans grew to 59% of all airtime plans, helping to increase airtime gross margin to a record 38% from 36%.

•	Inertial Navigation revenue increased 16% driven by higher FOG sales.

•	Net loss was $4.9 million, or $0.30 per share, compared to net loss of $2.8 million, or $0.18 per share, in the first quarter of 2016.

•	Non-GAAP net loss was $1.4 million, or $0.09 per share, compared to non-GAAP net loss of $0.6 million, or $0.04 per share in the first quarter of 2016.

•	Non-GAAP adjusted EBITDA was a loss of $0.8 million, compared to earnings of $1.0 million in the first quarter of 2016.

•
The company’s long term debt, including the current portion, decreased $9.2 million to $48.9 million at March 31, 2017, compared to $58.1 million at December 31, 2016, and cash, cash equivalents, and marketable securities decreased $6.0 million to $46.1 million at March 31, 2017 compared to $52.1 million at December 31, 2016.

Commenting on the quarter, Martin Kits van Heyningen, KVH’s Chief Executive Officer, said “We are particularly pleased with the growth in our Airtime service revenues and margins, and with our strong cash flow which allowed us to reduce our net debt by over $3.0 million at the end of the quarter. In addition, we have recently launched our new subscription-based Connectivity as a Service program, AgilePlans by KVH, and the preliminary feedback we have received from potential customers is quite positive. And, we reached an important milestone this quarter having shipped our 7,000th mini-VSAT Broadband system.”

The company operates in two segments, mobile connectivity and inertial navigation. Net sales for the mobile connectivity segment decreased $1.0 million, or 3%, as compared to the first quarter of 2016 due to lower mini-VSAT Broadband product sales, and lower content and training revenues driven primarily by the weakness in the British Pound, partially offset by higher airtime revenues. Net sales for our inertial navigation segment increased $0.8 million, or 16%, compared to the first quarter of 2016, due to an increase in fiber-optic gyro (FOG) sales and contracted engineering services.

Financial Highlights (in millions, except per share data)

	Quarter Ended March 31,
	2017	2016
GAAP Results
Revenue	$40.2	$40.4
Net loss	$(4.9)	$(2.8)
Net loss per diluted share	$(0.30)	$(0.18)

Non-GAAP Results
Net loss	$(1.4)	$(0.6)
Net loss per share	$(0.09)	$(0.04)
Adjusted EBITDA	$(0.8)	$1.0
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
First Quarter Financial Summary
Revenue was $40.2 million for the first quarter of 2017, a decrease of less than 1%, compared to $40.4 million in the first quarter of 2016, notwithstanding weakness in the British Pound, which negatively impacted consolidated revenue in 2017 by $1.0 million, or 2%. First quarter product revenues of $14.9 million were 3% lower than the prior year quarter, due to a decrease in mobile connectivity product sales of $0.9 million, primarily due to a decrease in mini-VSAT Broadband product sales as a result of continued weakness in the European maritime markets and a decrease in our land mobile product sales. Partially offsetting these decreases was an increase in inertial navigation product sales of $0.3 million, which was primarily due to an increase in sales of FOGs. Service revenues for the first quarter of 2017 were $25.3 million, an increase of 1% compared to the first quarter of 2016. Airtime service revenues, which include mini-VSAT Broadband airtime revenues, increased 7% in the first quarter of 2017 compared to the first quarter of 2016. Content and training revenues, which include our entertainment, e-Learning, and safety content, decreased by 13% in the first quarter of 2017 compared to the first quarter of 2016; however, on a constant-currency basis, these revenues decreased by only 1%. Weakness in the British Pound negatively impacted content and training revenues by $1.0 million, or 12%. Our engineering service revenues more than doubled as a result of a substantial contract which began in the first quarter and is expected to continue through the third quarter of 2017.
Our operating expenses increased $0.8 million year-over-year to $20.9 million, primarily due to an increase in consulting, salaries, and associated compensation expenses due to increased headcount to support our strategic initiatives.

Second Quarter 2017 and Full Year 2017 Outlook
We continue to expect that 2017 will be an important year of strategic investment in certain initiatives that we believe have the potential to result in significant revenue growth in 2018 and beyond. These initiatives include the rollout of new high throughput satellite service and hardware, the ongoing launch of AgilePlans by KVH, an innovative subscription option for the commercial maritime sector, development of a low-cost FOG for autonomous vehicles, and enhancements to our TACNAV technology to support the critical military demand for assured position, navigation, and timing. We are making incremental investments in these initiatives this year in order to put ourselves in the best position to benefit from their success in 2018 and beyond. Consequently, our guidance for 2017, which is unchanged from the guidance provided earlier this year, anticipates only moderate growth in revenue with a fairly large increase in operating expenses as we fund these programs. Further, we have included only a limited number of TACNAV systems from the anticipated large orders in the pipeline. Specifically, our guidance for the second quarter and full year of 2017 is as follows:

(in millions, except per share data)	Second Quarter		Full Year
	From	To	From	To
Revenue	$40.0	$42.0	$170.0	$190.0
GAAP EPS	$(0.27)	$(0.23)	$(0.69)	$(0.38)
Non-GAAP EPS	$(0.07)	$(0.04)	$0.07	$0.27
Non-GAAP Adjusted EBITDA	$0.5	$1.2	$8.5	$13.5

The outlook for the second quarter revenue and earnings per share is below 2016 levels primarily as a result of the higher level of TACNAV orders recorded in the second quarter of 2016.

Other Recent Announcements

•	KVH Announces New Connectivity as a Service (CaaS) Offering - AgilePlans by KVH

•	KVH Receives $3.5 Million Order for TACNAV Tactical Navigation Systems

•	KVH Ships its 7,000th mini-VSAT Broadband System, Continuing its Dominant Role in the Maritime VSAT Market

•	KVH Announces New Versions of its DSP-1760 High-performance Single- and Multi-axis Gyros

•	Pacific Basin Completes KVH mini-VSAT Broadband System Deployment on 99 Vessels

Please review the corresponding press releases for more details regarding these developments.

Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.
Non-GAAP Financial Measures
This release provides non-GAAP financial information, including constant-currency revenue, non-GAAP net income, non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and (only in the case of non-GAAP adjusted EBITDA) liquidity. Constant-currency revenue is calculated on the basis of local currency results, using foreign currency exchange rates applicable to the earlier comparative period, and management believes that presenting information on a constant-currency basis helps management and investors to isolate the impact of changes in those rates from other factors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the company’s historical operating results, comparison to competitors’ operating results, and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the company's business.

Some limitations of non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, include the following:

•	Non-GAAP net income (loss) and diluted EPS exclude amortization of intangibles, stock-based compensation, certain discrete tax items, acquisition-related compensation, and other discrete charges.

•
Non-GAAP adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, stock-based compensation, acquisition-related compensation and other discrete charges.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Future Non-GAAP Adjustments
Future GAAP diluted EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the company's non-GAAP diluted EPS guidance as described in this press release.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, India, the Netherlands, Norway, Singapore, and the United Kingdom.

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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, the success of our new initiatives, our anticipated revenue and earnings and the impact of our future initiatives on revenue, competitive positioning, profitability, and product orders. Actual results could differ materially from the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: delays in the receipt of anticipated orders for our products and services, including significant orders for TACNAV products, or the potential failure of such orders to occur at all; continued adverse impacts of currency fluctuations, particularly the British Pound; risks associated with the impact of Brexit on sales and operations in the U.K. and Europe and on the overall global economy; our ability to successfully implement our new initiatives without unanticipated additional expenses; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the need to increase sales of the TracPhone V-IP series products and related services to maintain and improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, seasonal, and other factors, particularly with respect to the TracPhone V-IP series, including with respect to new pricing models; recent increases in airtime termination rates and lower unit sales in our mobile business; increased price and service competition in the mobile connectivity market; potential increased expenses associated with investments in new technology; exposure for potential intellectual property infringement; potential additional litigation expenses; fluctuations in interest rates; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2017. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, TracVision, TracPhone, CommBox, TACNAV, IP-MobileCast, Videotel, mini-VSAT Broadband, NEWSlink, KVH OneCare, and AgilePlans by KVH. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016
Sales:
Product	$14,863	$15,382
Service	25,348	24,998
Net sales	40,211	40,380
Costs and expenses:
Costs of product sales	10,539	10,670
Costs of service sales	13,268	12,991
Research and development	3,947	3,783
Sales, marketing and support	8,740	8,658
General and administrative	8,187	7,652
Total costs and expenses	44,681	43,754
Loss from operations	(4,470)	(3,374)
Interest income	166	105
Interest expense	353	375
Other expense, net	(68)	(77)
Loss before income tax expense (benefit)	(4,725)	(3,721)
Income tax expense (benefit)	160	(930)
Net loss	$(4,885)	$(2,791)
Net loss per common share:
Basic and diluted	$(0.30)	$(0.18)
Weighted average number of common shares outstanding:
Basic and diluted	16,261	15,723

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash, cash equivalents and marketable securities	$46,128	$52,134
Accounts receivable, net	26,962	31,152
Inventories	21,755	20,745
Other current assets	4,953	4,801
Total current assets	99,798	108,832
Property and equipment, net	37,159	36,586
Goodwill	31,603	31,343
Intangible assets, net	17,034	17,838
Other non-current assets	5,410	5,134
Non-current deferred income taxes	24	24
Total assets	$191,028	$199,757
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$27,926	$25,082
Deferred revenue	7,156	6,661
Current portion of long-term debt	2,475	7,900
Total current liabilities	37,557	39,643
Other long-term liabilities	41	326
Non-current deferred tax liability	3,139	3,133
Long-term debt, excluding current portion	46,435	50,153
Stockholders’ equity	103,856	106,502
Total liabilities and stockholders’ equity	$191,028	$199,757

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016
Net loss - GAAP	$(4,885)	$(2,791)
Amortization of intangibles	1,068	1,283
Stock-based compensation expense	960	1,053
Tax effect on the foregoing	(411)	(358)	(a)
Discrete tax expense, net (b)	1,849	9
Acquisition-related compensation	—	179
Net loss - Non-GAAP	$(1,419)	$(625)

Net loss per common share - Non-GAAP:
Basic and diluted	$(0.09)	$(0.04)

Weighted average number of common shares outstanding:
Basic and diluted	16,261	15,723

(a)In 2016, consistent with the historical presentation, this does not include the tax effect of the amortization expense related to our intangible assets which were principally acquired in connection with our United Kingdom acquisition with such operations having a statutory tax rate of 20%.

(b)Represents a change in the valuation allowance on United States net operating losses, a state research and development tax credit, uncertain tax position adjustments, and penalties.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2017	2016
GAAP net loss	$(4,885)	$(2,791)
Income tax expense (benefit)	160	(930)
Interest expense, net	187	270
Depreciation and amortization	2,761	3,189
Non-GAAP EBITDA	(1,777)	(262)
Stock-based compensation expense	960	1,052
Acquisition-related compensation	—	179
Non-GAAP adjusted EBITDA	$(817)	$969

KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP EPS GUIDANCE
(unaudited)

	Second Quarter Fiscal 2017 (Projected)	Full Year Fiscal 2017 (Projected)
Net loss per common share	$(0.27) - $(0.23)	$(0.69) - $(0.38)

Estimated amortization of intangibles (a)	$0.07	$0.28
Estimated stock-based compensation expense	$0.06	$0.23
Estimated tax effect	$(0.06)	$(0.13)
Discrete tax adjustments (b)	$0.13 - $0.12	$0.38 - $0.27

Non-GAAP net (loss) income per common share	$(0.07) - $(0.04)	$0.07 - $0.27

(a)	Includes amortization of intangible assets resulting from acquisitions.

(b)	Represents incremental forecasted valuation allowance that the company expects to record against additional deferred tax assets generated in 2017.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA GUIDANCE
(in millions, unaudited)

	Second Quarter Fiscal 2017 (Projected)	Full Year Fiscal 2017 (Projected)
GAAP net loss	$(4.3) - $(3.6)	$(11.1)- $(6.1)

Estimated income tax provision	$0.5	$1.6
Estimated interest expense, net	$0.2	$0.7
Estimated depreciation and amortization	$3.2	$13.6
Estimated stock-based compensation expense	$0.9	$3.7

Non-GAAP adjusted EBITDA	$0.5 - $1.2	$8.5 - $13.5